EXHIBIT 99.1

                               OPTIMAL ROBOTICS(R)

                               Registered Office:
                          4700 de la Savane, Suite 101
                            Montreal, Quebec H4P 1T7

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of
      OPTIMAL ROBOTICS CORP.

NOTICE IS HEREBY GIVEN that an annual and special meeting of the shareholders (the "Meeting") of OPTIMAL ROBOTICS CORP. (the "Corporation") will be held at Hotel Ruby Foo's, Salon Singapore A, 7655 Decarie, Montreal, Quebec, on Thursday, the 20th day of June 2002, at 10:00 a.m. (Montreal time), for the following purposes:

1. To receive and consider the annual report and consolidated financial statements of the Corporation for the year ended December 31, 2001, together with the report of the auditors thereon;

2.    To elect four directors;

3.    To appoint auditors;

4. To consider and, if deemed advisable, to confirm amendments to By-Law No. 1A of the Corporation, changing the description of the role of the Corporation's directors and reducing the residency requirements for directors of the Corporation, as summarized in the accompanying management proxy circular;

5. To consider, and, if deemed advisable, to approve an amendment to the stock option plan of the Corporation to increase the maximum number of Class "A" shares that may be issued thereunder; and

6. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors of the Corporation has fixed the close of business on May 15, 2002, as the record date for the determination of shareholders entitled to vote at the Meeting and to receive notice thereof.

Shareholders who are unable to attend in person are requested to date and sign the enclosed form of proxy and to mail it promptly to the Corporation's transfer agent, Computershare Trust Company of Canada, Attention: Proxy Tabulation Department, 100 University Avenue, Toronto, Ontario, M5J 2Y1.

DATED at Montreal, this 13th day of May 2002.

By Order of the Board of Directors

/s/ Leon P. Garfinkle

Leon P. Garfinkle
Senior Vice-President,
General Counsel
and Secretary


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